SCHEDULE 14A
                                 RULE 14a - 101
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                              (Amendment No. _____)


Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement           [ ]  Confidential, for Use of the
                                                 Commission Only (as permitted
[x]   Definitive Proxy Statement                 by Rule 14s-6(e)(2))

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Under Rule 14a-12


                               DHB INDUSTRIES INC
________________________________________________________________________________
                (Name or Registrant as Specified in Its Charter)


________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

[x]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________

(2)   Aggregate number of securities to which transaction applied:

________________________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee was calculated and state how it was determined):

________________________________________________________________________________

(4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________

(5)   Total fee paid:

________________________________________________________________________________

[ ]   Fee paid previously with preliminary materials:

________________________________________________________________________________

[ ]   Check box if any part of the fee is offset as  provided by  Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount Previously Paid:

________________________________________________________________________________

(2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________

(3)   Filing Party:

________________________________________________________________________________

(4)   Date Filed:

________________________________________________________________________________

                              DHB INDUSTRIES, INC.
                               555 WESTBURY AVENUE
                           CARLE PLACE, NEW YORK 11514

                                                                   July 25, 2003

To Our Stockholders:

         You are cordially invited to attend the 2003 Annual Meeting of Stockholders of DHB Industries, Inc. (the "Annual Meeting") to be held at our corporate headquarters located at 555 Westbury Avenue, Carle Place, New York 11514 on Friday, August 15, 2003 at 4:00 p.m. Your Board of Directors looks forward to greeting personally those stockholders able to be present.

         At the Annual Meeting, you will be asked to elect six directors and to ratify the appointment of Grant Thornton LLP as the Company's independent auditors for its 2003 fiscal year. These matters are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. A proxy, as well as a copy of the Company's 2002 Annual Report on Form 10-K-A, is included along with the Proxy Statement. These materials are being sent to stockholders on or about July 25, 2003.

         It is important that your shares be represented at the Annual Meeting, regardless of the number of shares you may own, and whether or not you plan to attend. Accordingly, please take a moment now to complete, sign, date and mail the enclosed proxy.

         We appreciate your cooperation, and look forward to seeing you at the 2003 Annual Meeting.

                                            Sincerely,

                                            /s/ DAVID H. BROOKS
                                            ____________________________________
                                            David H. Brooks
                                            Chairman and Chief Executive Officer

                              DHB INDUSTRIES, INC.
                               555 WESTBURY AVENUE
                           CARLE PLACE, NEW YORK 11514



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY given that the 2003 Annual Meeting of Stockholders of DHB Industries, Inc. (the "Company") will be held on Friday, August 15, 2003 at 4:00 p.m. at our corporate headquarters located at 555 Westbury Avenue, Carle Place, New York 11514. The Annual Meeting is being called for the following purposes:

         1. To elect six directors to hold office during the year following the Annual Meeting and until their successors are elected and qualified.

         2. To ratify the appointment of Grant Thornton LLP as independent auditors for the Company for 2003.

         3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

         The foregoing items are more fully described in the Proxy Statement accompanying this Notice along with the form of proxy.

         Only stockholders of record at the close of business on July 11, 2003 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

BY ORDER OF THE BOARD OF DIRECTORS
                                                         /s/  DAWN M. SCHLEGEL
                                                         _____________________
                                                         DAWN M. SCHLEGEL
                                                         SECRETARY

Carle Place , New York
July 10, 2003

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED AT THE ANNUAL MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT HAS BEEN VOTED.

                              DHB INDUSTRIES, INC.
                               555 WESTBURY AVENUE
                           CARLE PLACE, NEW YORK 11514

                                 PROXY STATEMENT

                                  July 25, 2003


This Proxy Statement is first being sent to stockholders on or about July 25, 2003 in connection with the solicitation by the Board of Directors of DHB Industries, Inc., a Delaware corporation (the "Company"), of proxies to be used at the 2003 Annual Meeting of Stockholders (the "Annual Meeting") to be held on August 15, 2003 at our corporate headquarters located at 555 Westbury Avenue, Carle Place, New York 11514.

The Annual Meeting has been called for the following purposes: (1) electing six directors; (2) ratifying the appointment of Grant Thornton LLP as independent auditors of the Company for 2003; and (3) transacting such other business as may properly come before the Annual Meeting.

The person named in the enclosed proxy has been selected by the Board of Directors and will vote shares of Common Stock represented by valid Board of Directors' proxies. She has indicated that, unless otherwise indicated in the enclosed proxy, she intends to vote for the election of the nominees listed below and in favor of Proposal 2 above.

Any stockholder signing and returning the enclosed form of proxy has the power to revoke it by giving written notice to the Secretary of the Annual Meeting or by the delivery of a later dated proxy. Presence at the Annual Meeting does not itself revoke the proxy. Proxies properly executed, duly returned to the Company and not revoked, will be voted at the Annual Meeting in accordance with the directions specified in the proxy. If no directions are given, the proxy will be voted "FOR" the election of the six director nominees and "FOR" Proposal 2.

The Company has no knowledge of any other matters to be presented at the Annual Meeting, except the reports of officers on which no action is proposed to be taken. In the event that other matters do properly come before the Annual Meeting, the person named in the proxy will vote in accordance with her judgment on such matters.

The close of business on July 11, 2003 has been fixed as the record date (the "Record Date") for the determination of holders of record of the shares of Common Stock entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were issued and outstanding 40,594,746 shares of Common Stock. Each share has one vote. A quorum consisting of a simple majority of all shares outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, is required for the purpose of considering all of the matters to come before the Annual Meeting. A quorum being present, directors are elected by a plurality of shares voted and the ratification of the appointment of independent auditors requires the affirmative vote of a simple majority of the votes cast.

At the Annual Meeting, broker "non-votes" and shares as to which a stockholder abstains or withholds a vote are included for purposes of determining whether a quorum of shares is present at the Annual Meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker "non-votes" are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the votes cast. However, broker non-votes, withheld votes and abstentions have the same effect as a vote against the proposal to ratify the appointment of the Company's independent auditors.

Proxies in the enclosed form are being solicited by the Company, and the expenses of soliciting such proxies will be paid by the Company. Following the original mailing of the proxies and other soliciting materials, the Company and/or its agents may also solicit proxies by mail, telephone, telegraph, facsimile or in person. The Company does not currently expect that it will retain a proxy solicitation firm. Following the original mailing of the proxies and other soliciting materials, the Company will request brokers, custodians, nominees and other record holders of the Company's Common Stock to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Common Stock and to request authority for the exercise of proxies. In such cases, the Company, upon the request of the record holders, will reimburse such holders for their reasonable expenses. Solicitation will be made by mail and possibly supplemented by telephone or other personal contact to be made without special compensation by regular officers and employees of the Company. No solicitation will be made by specifically engaged employees or soliciting agents.



                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

Six directors will be elected at the Annual Meeting to serve for terms of one year expiring on the date of the Annual Meeting in 2004. Each director of the Company is elected annually and holds office until the next annual meeting of stockholders and until his or her successor is duly elected. In the absence of instructions to the contrary, the shares represented by proxy will be voted for the election of the Board of Directors' nominees. Such nominees are listed below. All six nominees are currently directors of the Company.

Each individual nominated for election as a director of the Company has agreed to serve if elected. However, if any nominee becomes unable or unwilling to serve if elected, the persons named in the accompanying proxy intend to vote for the election of the balance of the named nominees and such other person as may be recommended by the Board of Directors. The Board of Directors has no reason to believe that any of the persons listed as nominees will be unable or unwilling to serve.

The Board of Directors recommends that each stockholder vote "FOR" the Board of Directors' nominees.

INFORMATION CONCERNING NOMINEES

The following is information concerning nominees for election as directors of the Company. Each of such persons is presently a director of the Company.



                                                                                            DIRECTOR
NAME OF NOMINEE         AGE                   PRINCIPAL OCCUPATION                           SINCE

David H. Brooks         48       Chairman and Chief Executive Officer of the Company          1992

Dawn M. Schlegel        34       Chief Financial Officer of the Company                       2000

Jerome Krantz           48       President of Krantz Financial Group                          2000

Gary Nadelman           51       Partner in a ladies apparel line - Erik Stewart              2001

Cary Chasin             55       Advertising Executive                                        2002

Barry Berkman           62       Attorney - Partner with Berkman Bottger & Rodd               2003


         David H. Brooks, age 48, has served as the Chairman or Co-Chairman of the Company since its inception in 1992. Mr. Brooks has served as the Chief Executive Officer of the Company since July 2000, having previously served in that capacity prior to September 1998. Mr. Brooks also serves as Chairman of the Board, President and a Director of Brooks Industries of L.I., Inc., a privately held venture capital firm.

         Dawn M. Schlegel, age 34, has been the Chief Financial Officer of the Company since September 1999. Mrs. Schlegel has also served as Treasurer and Secretary of the Company since September 1999, and was elected a Director as of July 2000. Prior thereto, Mrs. Schlegel was the Accounting Manager for the Company's operations and finances since 1996. Prior to joining the Company, Mrs. Schlegel was a Senior Accountant with Israeloff, Trattner & Co. CPAs, P.C., a certified public accounting firm, for more than five years.

         Jerome Krantz, age 48, has been a director of the Company since July 2000. Mr. Krantz has been the owner and President of Krantz Financial Group for over five years and has over twenty years of experience in the insurance and financial industry. Mr. Krantz is a chartered life underwriter, a chartered financial consultant and a registered investment advisor. Mr. Krantz currently serves as Chairman of the Audit and Compensation Committees of the Board of Directors.

         Gary Nadelman, age 51, has been a director of the Company since July 2001. Since 2002, Mr. Nadelman has been a partner in a company which manufactures ladies' sportswear under the labels Erik Stewart and Caryn Vallone. Immediately prior thereto, he was the President of Synari, Inc., a manufacturer of women's sportswear and other apparel, for more than five years. Mr. Nadelman has over twenty years experience in the apparel industry. Mr. Nadelman currently serves on the Audit and Compensation Committees of the Board of Directors.

         Cary Chasin, age 55, has been a Director of the Company since October 2002. Mr. Chasin has been an advertising executive for two years. Prior thereto he owned and operated an apparel retail store. He was an employee of the Company from November 1999 through April 2000 working on special projects including the closing of our hard armor division. He has over 30 years' experience in owning and operating apparel retail, manufacturing and importing businesses. Mr. Chasin is a member of the Audit and Compensation committees of the Board of Directors.

         Barry Berkman, age 62, has been a Director of the Company since February 2003. Mr. Berkman is a partner with Berkman Bottger & Rodd, a New York law firm since 1994, and is a member of the American Bar Association.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DAVID H. BROOKS, DAWN M. SCHLEGEL, JEROME KRANTZ, GARY NADELMAN, CARY CHASIN AND BARRY BERKMAN AS DIRECTORS.

BOARD AND COMMITTEE MEETINGS

The Company's directors serve for a term of one year following their election at the Annual Meeting of Stockholders, and until their successors have been duly elected and qualified. The officers serve at the discretion of the Board of Directors. There were 22 telephonic meetings of the Board of Directors in 2002 and each of the Directors attended all of the meetings held.the Company's Board has an Audit Committee and a Compensation Committee. Messrs. Krantz, Chasin and Nadelman currently serve on the Audit Committee and on the Compensation Committee. There were eight telephonic meetings of the Audit Committee and three meetings of the Compensation Committee in 2002. In 2002, no director attended less than 75% of all meetings of the Board and the committees on which he or she served. The Company has no standing nominating committee. The Company's directors discharge their responsibilities throughout the year by personal meetings and other communications, including frequent and considerable telephone contact with each other regarding matters of interest and concern to the Company. Formal action is customarily accomplished by the unanimous written consent of the directors.

During 2002, directors who were not officers or employees of the Company did not receive any cash compensation for serving as such, but were reimbursed for their direct expenses incurred in connection with the discharge of their responsibilities. The Company has periodically granted stock options to all directors for their services and in April 2002, each of the directors received warrants to purchase 25,000 shares with an exercise price of $7.11 per share.

                             EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

         Set forth below is certain information regarding the Company's current executive officers:

         David H. Brooks, age 48, has served as the Chairman or Co-Chairman of the Company since its inception in 1992. Mr. Brooks has served as the Chief Executive Officer of the Company since July 2000, having previously served in that capacity prior to September 1998. Mr. Brooks also serves as Chairman of the Board, President and a Director of Brooks Industries of L.I., Inc., a privately held venture capital firm.

         Dawn M. Schlegel, age 34, has been the Chief Financial Officer of the Company since September 1999. Mrs. Schlegel has also served as Treasurer and Secretary of the Company since September 1999, and was elected a Director as of July 2000. Prior thereto, Mrs. Schlegel was the Accounting Manager for the Company's operations and finances since 1996. Prior to joining the Company, Mrs. Schlegel was a Senior Accountant with Israeloff, Trattner & Co. CPAs, P.C., a certified public accounting firm, for more than five years.

         Sandra L. Hatfield, age 49, has been Chief Operating Officer of the Company since December 2000. From October 1996 until December 2000, she served as President of Point Blank Body Armor Inc., a subsidiary of the Company. For more than five years prior thereto, she was the Vice President of Production at Protective Apparel Corporation of America.

SUMMARY COMPENSATION

The following table sets forth certain summary information regarding the compensation earned or paid to the Company's Chief Executive Officer and to all other executive officers whose total salary and bonus for the year ended December 31, 2002 exceeded $100,000 (collectively, the "Named Executive Officers") for their services to the Company and its subsidiaries during fiscal 2002, 2001 and 2000:

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG TERM COMPENSATION
                                           ANNUAL COMPENSATION            AWARDS                       PAYOUTS

                                                                                        Securities
                                                         Other          Restricted      Underlying      LTIP          All Other
   Name and Principal                                   Annual             Stock         Options/      Payouts     Compensation(1)
        Position            Year      Salary($)     Compensation(1)    Award(s) ($)      SARs(#)         ($)             ($)

David H. Brooks,            2002         $575,000       $68,750              0               25,000       0               0
Chairman and Chief          2001          525,000          0                 0               25,000       0               0
Executive Officer           2000          413,542          0                 0            3,750,000       0               0

Sandra L. Hatfield,         2002         $163,068          0                 0               25,000       0               0
Chief Operating Officer     2001          163,497          0                 0                    0       0               0
                            2000          152,098          0                 0              400,000       0               0

Dawn M. Schlegel, Chief     2002         $140,625          0                 0               25,000       0               0
Financial Officer           2001          103,718          0                 0              125,000       0               0
                            2000          100,000          0                 0                5,000       0               0

         (1) Although certain officers receive certain benefits, such as auto allowances and expense allowances, the value of such perquisites did not exceed the lesser of $50,000 or 10% of the respective officer's annual salary and bonus.

EMPLOYMENT AGREEMENTS

In July 2000, Mr. Brooks and the Company entered into a five-year employment agreement. Pursuant to the agreement, Mr. Brooks received an annual salary of $500,000 through July 2001, with annual increases of $50,000 thereafter. On the effective date of the agreement Mr. Brooks received warrants to purchase 3,750,000 shares of Common Stock exercisable at $1.00 per share and vesting 20% in July 2000 and in 20% annual increments thereafter. The warrants expire in July 2010. As the Company has businesses in Florida and requires Mr. Brooks to spend considerable time there, this contract includes provisions for certain of his Florida expenses.

OPTION/SAR GRANTS

The Company made warrant grants to the Named Executive Officers in the fiscal year ended December 31, 2002, and the potential realizable values of such warrants at the end of their terms, assuming certain levels of stock price appreciation, are as follows:


                        WARRANT/SAR GRANTS IN FISCAL 2002

                                 INDIVIDUAL GRANTS
                   __________________________________________

                            NUMBER OF
                            SECURITIES       % OF TOTAL                                         POTENTIAL REALIZED VALUE AT
                            UNDERLYING      WARRANTS/SARS                                      ASSUMED ANNUAL RATES OF STOCK
                            WARRANTS /       GRANTED TO        EXERCISE OR                     PRICE APPRECIATION FOR WARRANT
                              SAR'S(1)      EMPLOYEES IN       BASE PRICE       EXPIRATION                TERM(2):
          NAME               GRANTED         FISCAL YEAR        ($/SHARE)          DATE             5%               10%

David H. Brooks               25,000             4%               $7.11           4/9/07            $0               $0

Sandra L. Hatfield            25,000             4%               $7.11           4/9/07            $0               $0

Dawn M. Schlegel              25,000             4%               $7.11           4/9/07            $0               $0

1 - The Company has no SAR's.

2 - These amounts assume hypothetical appreciation rates of 5% and 10% over the term of the option, as required by the SEC, and are not intended to forecast the appreciation of the stock price. No gain to the Named Executive Officers will occur unless the price of DHB's common shares exceeds the option's exercise price.

AGGREGATED WARRANT / OPTION  EXERCISES AND FISCAL YEAR-END WARRANT/OPTION VALUES

         The following table sets forth information regarding the exercise of stock warrants during 2002 and the number and value of unexercised warrants/options held by each of the Named Executive Officers at December 31, 2002. The table does not include warrants provided to Mr. Brooks in capacities other than as a director or officer of the Company. The Company has not granted any SAR's.


             AGGREGATED WARRANT/OPTION EXERCISES IN FISCAL 2002 AND
                      FISCAL YEAR END WARRANT/OPTION VALUES

                                                                        Number of                            Value of
                                                                  Securities Underlying                    Unexercised
                                                                       Unexercised                         In-the-Money
                                                                  Warrants / Options at               Warrants / Options at
                                                                     Fiscal Year-End                     Fiscal Year-End
                          __________________________________________________________________________________________________________
                               SHARES
                            ACQUIRED ON         VALUE
          NAME              EXERCISE (#)     REALIZED ($)     EXERCISABLE     UNEXERCISABLE       EXERCISABLE      UNEXERCISABLE

David H. Brooks              5,593,751          -0-            2,325,000         1,500,000        $1,300,500(1)      $990,000(1)

Dawn M. Schlegel               -0-              N/A              155,000            -0-                -0-               -0-


Sandra L.  Hatfield            -0-              N/A              225,000           200,000             -0-               -0-

        1. Based on the closing price on December 31, 2002 of $1.66 for a share of the Company's Common Stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

Messrs. Krantz, Nadelman and Chasin served as members of the Compensation Committee during the 2002 fiscal year. None of Messrs. Krantz, Nadelman, or Chasin (i) was an officer or employee of the Company or any of its subsidiaries during the 2002 fiscal year, (ii) was formerly an officer of the Company or any of its subsidiaries; or (iii) had any relationship requiring disclosure by the Company under any paragraph of Item 404 of Regulation S-K (Certain Relationships and Related Transactions) promulgated under the Securities Exchange Act of 1934.

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

NOTE: THE FOLLOWING SECTION OF THIS PROXY STATEMENT SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY FILING BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE

SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, NOTWITHSTANDING ANY INCORPORATION BY REFERENCE OF ANY OTHER PORTIONS OF THIS PROXY STATEMENT.

The compensation of the Company's executive officers is generally determined by either the Board of Directors or the Compensation Committee of the Board of Directors, subject to approval by the Board of Directors, and subject to applicable employment agreements. Each member of the Compensation Committee is a director who is not an employee of the Company or any of its affiliates.

GENERAL POLICIES

The Company's compensation programs are intended to enable the Company to attract, motivate, reward and retain the management talent required to achieve its corporate objectives, and thereby increase stockholder value. It is the Company's policy to provide incentives to its senior management to achieve both short-term and long-term objectives and to reward exceptional performance and contributions to the development of the Company's businesses. To attain these objectives, the Company's executive compensation program includes a competitive base salary and stock-based compensation.

The Compensation Committee grants stock warrants to employees, including the Company's executive officers. The Compensation Committee believes that stock warrants provide an incentive that focuses the executive's attention on managing the Company from the perspective of an owner with an equity stake in the business. Incentive stock warrants are awarded with an exercise price equal to the market value of Common Stock on the date of grant, and all warrants have a maximum term of ten years and generally become exercisable not less than six months after the date of grant. Among the Company's executive officers, the number of shares subject to warrants granted to each individual generally depends upon the level of that officer's responsibility. Previous grants of stock options are reviewed but are not considered the most important factor in determining the size of any executive's stock option award in a particular year.

RELATIONSHIP OF COMPENSATION TO PERFORMANCE

The Compensation Committee annually establishes, subject to the approval of the Board of Directors and any applicable employment agreements, the salaries that will be paid to the Company's executive officers during the coming year. In setting salaries, the Compensation Committee takes into account several factors, including competitive compensation data, the extent to which an individual may participate in the stock plans maintained by the Company, qualitative factors bearing on an individual's experience, responsibilities, management and leadership abilities, and job performance.

For fiscal 2002, pursuant to the terms of Mr. Brooks' employment agreement with the Company, Mr. Brooks received a base salary of $575,000. See "Executive Compensation -- Employment Agreements". Mr. Brooks also received warrants to purchase 25,000 shares of Common Stock at $7.11 per share. Sandra Hatfield and Dawn Schlegel received base salaries of $163,068 and $140,625, respectively.

Mrs. Hatfield and Mrs. Schlegel also each received warrants to purchase 25,000 shares of Common Stock at $7.11 per share. The Compensation Committee determined that these amounts were appropriate given the Company's financial performance, the substantial contribution made by each of the Named Executive Officers to such performance and the compensation levels of executives of companies competitive with the Company.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

For fiscal 2002, pursuant to the terms of his employment agreement with the Company, David H. Brooks received a base salary of $575,000. See "Executive
Compensation - Employment Agreements". In light of this employment agreement, the Compensation Committee was not required to make any decision regarding the cash compensation of Mr. Brooks. Mr. Brooks also received warrants to purchase 25,000 shares of Common Stock at $7.11 per share (as did each of the other four then-current directors of the Company).

                                                          COMPENSATION COMMITTEE
                                                          Jerome Krantz
                                                          Cary Chasin
                                                          Gary Nadelman


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT
GENERAL

As of the date of this Proxy Statement, the Company's authorized capital stock consists of Common Stock, and Preferred Stock, par value $.001 per share (the "Preferred Stock"). On the Record Date, there were 40,594,746 shares of Common Stock outstanding, no shares of Common Stock held in treasury, and 500,000 shares of Preferred Stock outstanding. The holders of Common Stock are entitled to elect all members of the Board. As of the Record Date, there were 135 record holders of Common Stock (reflecting approximately 5,280 beneficial owners), and one record holder of Preferred Stock.

The following table summarizes information regarding stock warrants outstanding as of July 1, 2003.
                                   NUMBER OF       WEIGHTED        NUMBER OF
                EXERCISE PRICE     WARRANTS        AVERAGE           SHARES
                     RANGE        OUTSTANDING    EXERCISE PRICE   EXERCISABLE

                  0 to $1.00       3,750,000        $1.00          3,000,000
                $1.01 to $1.50       250,000        $1.41            250,000
                $1.51 to $2.00       530,000        $2.00            320,000
                $2.01 to $2.50       190,000        $2.38            135,000
                $2.51 to $3.00         5,000        $3.00              5,000
                $3.01 to above       505,000        $5.33            505,000
                                   _________                       _________

                    Totals         5,230,000        $1.59          4,215,000
                                   =========                       =========

BENEFICIAL OWNERSHIP

         The following table sets forth the beneficial ownership of the Company's Common Stock as of July 1, 2003, for (i) each person known by the Company to beneficially own more than five percent of the shares of outstanding Common Stock, (ii) each of the directors and nominees, (iii) each of the executive officers listed in the Summary Compensation Table in "Executive Compensation", and (iv) all the Company's executive officers and directors as a group. Except as otherwise indicated, all shares are beneficially owned, and the persons named as the owners hold investment and voting power.


                                                  NUMBER OF SHARES           PERCENT OWNED(1)
             NAME                                BENEFICIALLY OWNED(2)       * - Less than 1%
David H. Brooks                                      21,219,351(3)                 48%
Jerome Krantz                                           145,350(4)                  *
Sandra L. Hatfield                                      225,000(5)                  *
Dawn M. Schlegel                                        205,500(6)                  *
Gary Nadelman                                           219,000(7)                  *
Cary Chasin                                             112,000(8)                  *
Barry Berkman                                           132,200                     *
All executive officers and Directors as a
group (7people)                                      22,258,401(9)                 50%(9)

1. Based upon 40,594,746 shares outstanding as of July 1, 2003. In calculating the percentage owned by any individual officer or director, the number of currently exercisable warrants and options held by such individual have been included in the calculation of the percentage owned.
2. Includes options or warrants that are exercisable within 60 days after July 1, 2003.
3. Consists of 10,037,059 common shares owned, 500,000 shares issueable upon conversion of Series A, 12% Convertible Preferred Stock, which currently are convertible and represent 100% of the issued and outstanding shares of Preferred Stock owned by Mr. Brooks, 3,057,292 shares owned by his wife, 4,500,000 shares owned by his wife as custodian for his minor children, and 3,125,000 shares acquirable under currently exercisable warrants at prices between $1.00 and $7.11 per share; 50,000 of the warrants were issued in 2003. As the only person known by the Company to beneficially own more than 5% of the Company's outstanding Common Stock, Mr. Brooks' address is 555 Westbury Avenue, Carle Place, New York 11514.
4. Includes 100,000 shares which may be acquired upon exercise of a currently exercisable warrants at prices between $1.41 and $7.11 per share; 50,000 of the warrants were issued in 2003.
5. Consists of 225,000 shares which may be acquired under currently exercisable warrants at prices between $2.00 and $7.11 per share.
6. Includes 205,000 shares which may be acquired under currently exercisable warrants at prices between $1.41 and $7.11 per share; 50,000 of the warrants were issued in 2003.
7. Includes 100,000 shares which may be acquired upon exercise of currently exercisable warrants at prices between $1.41 and $7.11 per share; 50,000 of the warrants were issued in 2003.
8. Includes 50,000 shares which may be acquired under currently exercisable warrants at a price of $1.41 per share issued in 2003.
9. Includes 3,805,000 shares purchasable pursuant to currently exercisable warrants held by directors and officers.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission and with the American Stock Exchange, initial reports of ownership and reports of changes of ownership of Common Stock and other equity securities of the Company, and SEC regulations require executive officers, directors and greater than ten-percent beneficial owners to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2002, all Section 16(a) filing requirements applicable to its executive officers, directors and greater-than-ten-percent beneficial owners were complied with, except for one late-filing with respect to one warrant grants by each of Mr. Brooks, Mr. Krantz, Mrs. Hatfield and Mrs. Schlegel. These late filings are attributed to administrative errors.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has funded certain of its acquisitions and operations through the use of term loans from Mr. David H. Brooks, Chairman of the Board of the Company, and Mrs. Terry Brooks, his wife. On January 14, 2002, David H. Brooks, the principal stockholder of the Company, exchanged $3 million of the approximately $10 million of indebtedness due him for 500,000 shares of the Company's newly authorized Series A, 12% Convertible Preferred Stock (the "Preferred Stock"). The Preferred Stock has a dividend rate of $0.72 per share per annum, an amount equal to the interest that would have been payable on the exchanged indebtedness. Shares of the Preferred Stock are convertible, on a one-to-one basis, at the option of the holder, into shares of Common Stock. The shares of Preferred Stock are redeemable at the option of the Company on December 15 of each year. During 2002, the Company repaid $5.5 million of principal indebtedness owed to Mr. Brooks, bringing the total indebtedness owed by the Company to Mr. Brooks as of December 31, 2002 to $1.5 million. During the second quarter of 2003, the Company repaid the balance of $1.5 million to Mr. Brooks, eliminating the shareholder loan from the Company's balance sheet. These shareholder loans had borne interest at 12% per annum.

Point Blank leases a 67,000 square foot office and manufacturing facility (the "Oakland Park Facility") located at 4031 N.E. 12th Terrace, Oakland Park, Florida 33334, from V.A.E. Enterprises LLC ("V.A.E."), a limited liability corporation controlled by Terry Brooks, wife of Mr. David H. Brooks, and beneficially owned by Mr. and Mrs. Brooks' minor children. Total base rental under this lease was $643,000 in 2002, and the lease expires on December 31, 2010. Management performed a comparison of market rates at the time the lease was entered into, and believes that the terms of the lease were at the current market price that would then have been obtained from an unrelated party.

The Company has been purchasing certain products, which are components of ballistic resistant apparel manufactured and sold by the Company from Tactical Armor Products, Inc. ("TAP"), a company owned by Terry Brooks, the wife of Mr. David H. Brooks. The total of such purchases in 2002, 2001, and 2000 were approximately $7.9 million, $2.8 million and $477,000, respectively. The unit prices charged by TAP have been less than the prices charged to the Company by its previous outside suppliers, and TAP's products are available on demand. The Company believes that the prices charged by TAP are fair prices established in good faith. To facilitate the delivery and integration of these components, beginning in May 2001, the Company permitted TAP to manufacture these components in a portion of the Company's manufacturing facility in Jacksboro, Tennessee, for which TAP paid to the Company occupancy charges of approximately $39,600 and $26,400 for the year ended December 31, 2002 and 2001, respectively. (The rent paid by TAP is an estimated allocable portion of the Company's total rent for the entire facility.) Terry Brooks also owned another company, US Manufacturing Corporation, that received revenues of $43,355 from the Company in 2002 for stitching work but has since been merged into TAP. TAP is an approved subcontractor under the applicable contracts between the Company and the United States federal government.


                             AUDIT COMMITTEE REPORT


NOTE: THE FOLLOWING SECTION OF THIS PROXY STATEMENT SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY FILING BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, NOTWITHSTANDING ANY INCORPORATION BY REFERENCE OF ANY OTHER PORTIONS OF THIS PROXY STATEMENT.


Effective January 31, 2000, the Securities and Exchange Commission adopted new rules and amendments to current rules relating to the disclosure of information about companies' audit committees. The new rules require that, for all votes of shareholders occurring after December 15, 2000, the proxy statement must contain a report of the audit committee addressing several issues identified in the rules. In addition, the SEC recommends that audit committees adopt written charters. Our Audit Committee has adopted a charter, a copy of which was included as Appendix A to the Company's 2002 proxy statement.

In 2002, our Audit Committee was comprised of three directors, Jerome Krantz, Gary Nadelman, and Cary Chasin, who are not officers of the Company. They are all considered "independent" under Section 121(A) of the listing standards of the American Stock Exchange.

At the time of his appointment to the Audit Committee, Mr. Chasin was not considered to be "independent" because he had been employed by the Company within the preceding three years; however, due to Mr. Chasin's familiarity with many then-current matters of Company business, the Board of Directors determined that it was in the best interests of the Company and its stockholders that Mr. Chasin serve on the Audit Committee, and the Company received from the American Stock Exchange a waiver of the independence requirement with respect to Mr. Chasin, conditional upon the preceding disclosure.

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities. The primary duties and responsibilities of the Audit Committee include: (i) monitoring the integrity of the Company's financial reporting process and systems of internal controls, (ii) monitoring the independence and performance of the Company's independent auditors, and (iii) providing an avenue of communication among the independent auditors, management and the Board of Directors.

In this context, during 2002 the Audit Committee met eight times telephonically and held discussions with management and the Company's independent auditors. The Audit Committee's Chairman, as representative of the Audit Committee, also discussed the Company's interim financial information contained in each quarterly earnings announcement with the Company's Chief Financial Officer and the Company's independent auditors prior to public release.

The Audit  Committee  has  reviewed and  discussed  the  Company's  2002 audited financial statements with management and discussed with Grant Thornton LLP ("Grant Thornton") the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), which includes, among other items, matters related to the conduct of the audit of the Company's annual consolidated financial statements. In addition, the Audit Committee has discussed with Grant Thornton their independence from the Company and its management, including the matters in the written disclosures and letter required by the Independence Standards Board Standard No. 1 and provided to the Audit Committee by Grant Thornton (Independence Discussions with Audit Committees).

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for 2002 be included in the Company's Annual Report on Form 10-K-A for the year ended December 31, 2002, for filing with the SEC. The Audit Committee and the Board of Directors also have recommended, subject to stockholder ratification, the selection of Grant Thornton as the Company's independent auditors for the fiscal year ending December 31, 2003. In the event that the Board's selection of auditors is not ratified by a majority of the shares voting thereon, the Audit Committee and the Board will review its future selection of auditors.

                                                                AUDIT COMMITTEE

                                                                Jerome Krantz

                                                                Gary Nadelman

                                                                Cary Chasin

                                PERFORMANCE GRAPH

NOTE: THE FOLLOWING SECTION OF THIS PROXY STATEMENT SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY FILING BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, NOTWITHSTANDING ANY INCORPORATION BY REFERENCE OF ANY OTHER PORTIONS OF THIS PROXY STATEMENT.

The following indexed graph indicates the Company's total return to its stockholders since September 4, 1998 (the day the Company's stock began trading on NASDAQ) as compared to the total return for the AMEX Market Index (the Common Stock currently trades on the American Stock Exchange) and the Security Protection Services Group Index (the "Peer Group"). The Common Stock traded on NASDAQ until December 21, 1999, at which point it traded on the OTC Bulletin Board and the Boston Stock Exchange, where it traded until February 1, 2002 when it began trading on the American Stock Exchange. The performance graph below was prepared by Media General Financial Service.

                        COMPARE CUMULATIVE TOTAL RETURN
                           AMONG DHB INDUSTRIES INC.,
                      AMEX MARKET INDEX AND MG GROUP INDEX


                               [GRAPH GOES HERE]


                    ASSUMES $100 INVESTED ON SEPT. 04, 1998
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 2002

_____________________________________________________________________________________________________________________
Company/Index/Market               09/04/98     12/31/98    12/31/99    12/31/00    12/31/01    12/31/02    6/30/03
_____________________________________________________________________________________________________________________
DHB Industries, Inc.                   100.00      110.81       15.54       37.84      128.65       35.89      88.43
_____________________________________________________________________________________________________________________
Protection/Security Services           100.00      119.04       95.81       85.57      132.68      100.17     112.37
_____________________________________________________________________________________________________________________
AMEX Market Index                      100.00      120.47      150.19      148.35      141.51      135.86     158.83
_____________________________________________________________________________________________________________________

The above graph assumes $100 invested on September 4, 1998 (the day the Company's Common Stock began trading on NASDAQ) in the Company's Common Stock, the AMEX Market Index (the Common Stock began trading on the American Stock Exchange on February 1, 2002) and the Peer Group. It assumes reinvestment of dividends.

                                   PROPOSAL 2
                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         The Board of Directors has selected Grant Thornton LLP ("Grant Thornton") as the Company's independent auditors for the year ending December 31, 2003. The Board of Directors requests the ratification of the appointment of Grant Thornton by the stockholders at the Annual Meeting.

         AUDIT FEES. The aggregate fees billed for professional services rendered by Grant Thornton for the audit of the Company's financial statements ("Audit Services") during the year ended December 31, 2002 were $110,000. The aggregate fees billed by Grant Thornton for services rendered to the Company, other than the services described above under "Audit Fees", for the fiscal year ended December 31, 2002 were approximately $5,000. These fees were principally for review of the Company's Quarterly Reports on Form 10-Q. There were no audit or non-audit services rendered by Grant Thornton to the Company prior to May 29, 2002.

         FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. Grant Thornton did not render any professional services described in paragraph
(c)(4)(ii) of Rule 2-01 of Regulation S-X (17 C.F.R. 210.2-01), or any other professional services, other than the Audit Services, for the Company during the year ended December 31, 2002. The Audit Committee determined that the absence of any such services was compatible with maintaining the independence of Grant Thornton LLP. There were no audit or non-audit services rendered by Grant Thornton to the Company prior to May 29, 2002.

         ALL OTHER FEES. There were no other fees billed by Grant Thornton for services rendered to the Company, other than the services described above under "Audit Fees", for the fiscal year ended December 31, 2002. There were no audit or non-audit services rendered by Grant Thornton to the Company prior to May 29, 2002.

A representative of Grant Thornton is expected to be present at the Annual Meeting and will have the opportunity to make statements if he or she desires to do so and will be available to respond to appropriate questions.

The affirmative vote of a majority of the shares of Common Stock present in person at the Annual Meeting or represented by proxy is required for ratification of the appointment of Grant Thornton as the independent accountants for 2003.


          THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR
             RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP

                                  ANNUAL REPORT

A copy of the Company's Annual Report on Form 10-K/A for the year ended December 31, 2002 (without exhibits) as filed with the Securities and Exchange Commission is being mailed to stockholders with this Proxy Statement.


                                FUTURE PROPOSALS

If any stockholder of the Company wishes to submit a proposal for inclusion in the proxy statement and proxy for the Company's 2004 Annual Meeting of Stockholders, such proposal must be received at the Company's principal executive office by March 17, 2004. All such proposals are subject to the applicable rules and requirements of the Securities and Exchange Commission.

                                  OTHER MATTERS

Management knows of no other matters to come before the Annual Meeting other than those referred to in the Notice of Meeting. However, should any other matters properly come before the Annual Meeting, the shares represented by the proxy solicited hereby will be voted on such matters in accordance with the best judgment of the person voting the shares represented by the proxy.

                          ANNUAL REPORT ON FORM 10-K/A


         The Company will provide without charge to each person whose proxy is solicited, upon the written request of any such person, a copy of the Company's Annual Report on Form 10-K/A for its fiscal year ended December 31, 2002 as filed with the SEC, including the financial statements and the schedules thereto. The Company does not undertake to furnish without charge copies of all exhibits to its Form 10-K/A, but will furnish any exhibit upon the payment of a charge equal to the Company's costs of copying and mailing any such exhibits. Such written requests should be directed to Mrs. Dawn M. Schlegel, Chief Financial Officer, 555 Westbury Avenue, Carle Place, New York 11514. Each such request must set forth a good faith representation that, as of July 11, 2003, the person making the request was a beneficial owner of securities entitled to vote at the Annual Meeting.


                       BY ORDER OF THE BOARD OF DIRECTORS

                                DAWN M. SCHLEGEL
                                    SECRETARY

ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                              DHB INDUSTRIES, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby acknowledges receipt of the proxy statement and hereby constitutes and appoints Dawn M. Schlegel, with the power of substitution, as Proxy of the undersigned to represent and vote all shares of Common Stock, par value $0.001 per share of DHB Industries, Inc. (the "Company") owned by the undersigned at the Annual Meeting of Stockholders of the Company to be held at the corporate headquarters of the Company located at 555 Westbury Avenue, Carle Place, New York 11514 at 4:00 p.m. local time on August 15, 2003 and at any adjournment or postponement thereof. This Proxy hereby revokes any prior Proxy or Proxies. This Proxy when properly executed will be voted as directed herein by the undersigned. IF NO DIRECTION IS MADE, SHARES WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS NAMED IN THE PROXY STATEMENT AND "FOR" PROPOSAL 2.

         [X] Please mark your votes as in this example.

1.       To elect as directors, all the persons names below.
         [   ] For      [   ] Withheld

         David H. Brooks           Gary Nadelman                Jerome Krantz
         Cary Chasin               Dawn M. Schlegel             Barry Berkman

         To Withhold Your Vote For One Or More Nominees, Write That Nominee's Name In the Space Provided Below:
         _______________________________________________________________________


2. To ratify the appointment of Grant Thornton LLP as independent auditors of the Company for 2003.
         For:________              Against: ___________      Abstain: __________

3. In her discretion, the proxy is authorized to vote upon such other business as may properly come before the Annual Meeting.

         (Signature should conform exactly to name shown on the proxy. When joint tenants hold shares, both should sign. Executors, administrators, guardians, trustees, attorneys and officers signing for corporations should give full title.)

         Date: _______________________________________________

         Signature: _____________________

         Signature if held jointly:  ____________________

         Please date, sign and return this Proxy promptly using the enclosed envelope.